Exhibit 99.1

News Release

Graham Corporation ● 20 Florence Avenue ● Batavia, NY 14020

IMMEDIATE RELEASE

GRAHAM CORPORATION REPORTS SECOND QUARTER FISCAL 2023

SALES GROWTH OF 12% AND RECORD BACKLOG OF $313 MILLION

●	SECOND QUARTER SALES INCREASED $4.0 MILLION TO $38.1 MILLION OVER THE PRIOR-YEAR PERIOD REFLECTING SOLID GROWTH IN SPACE AND REFINING/PETROCHEMICAL COMMERCIAL AFTERMARKET

●	DEFENSE, SPACE AND OTHER COMMERCIAL REPRESENTED 65% OF REVENUE IN THE SECOND QUARTER REFLECTING A MORE DIVERSIFIED CUSTOMER BASE

●	NET LOSS WAS $196 THOUSAND AND DILUTED EARNINGS PER SHARE (“EPS”) WAS A LOSS OF $0.02 PER SHARE; ADJUSTED DILUTED EPS* WAS $0.03 PER SHARE AND ADJUSTED EBITDA* WAS $1.5 MILLION

●	SHIPPED AN ADDITIONAL U.S. NAVY UNIT AND REMAIN ON SCHEDULE TO SHIP THE REMAINING FIRST ARTICLE UNITS BY THE END OF THE FIRST QUARTER OF FISCAL 2024

●	RECORD ORDERS OF $91.5 MILLION DROVE BACKLOG OF $313.3 MILLION, UP 20% SEQUENTIALLY, WITH 79% OF BACKLOG RELATED TO DEFENSE

●	REAFFIRMS FISCAL 2023 REVENUE GUIDANCE OF $135 MILLION TO $150 MILLION AND ADJUSTED EBITDA* OF $6.5 MILLION TO $9.5 MILLION

BATAVIA, NY, November 7, 2022 – Graham Corporation (NYSE: GHM), a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy and process industries, today reported financial results for its second quarter ended September 30, 2022 (“second quarter fiscal 2023”).

Daniel J. Thoren, President and CEO, commented, “Our second quarter results demonstrate the progress we are making to improve our business and clear the unprofitable jobs from our backlog. We are pleased with the growth we are seeing in space and new energy and are encouraged by the increased activity in our traditional refining and petrochemical commercial aftermarkets, which is a strategic focus for us. Importantly, we believe the large repeat orders for critical U.S. Navy programs that we previously announced validate the investments we made, our position as a key supplier to the defense industry, and our customer’s confidence in our execution.”

He added, “I am excited about the cadence we are developing as an organization as we seek to improve our profitability. We are carefully managing costs, yet also strategically investing to create the necessary infrastructure to scale Graham and build a better business. Our outlook for fiscal 2023 implies strong growth and improved profitability for the year. Although we have a lot of hard work ahead of us, we believe we are on track to deliver our five-year aspirational goals of high single digit revenue growth and adjusted EBITDA margins in the low double digit to mid-teens range.”

SECOND QUARTER FISCAL 2023

PERFORMANCE REVIEW

(All comparisons are with the same prior-year period unless noted otherwise.)

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Graham Corporation Reports Second Quarter Fiscal 2023 Sales Growth Of 12% And Record Backlog of $313 Million

November 7, 2022

($ in millions except per share data)	Q2 FY23	Q2 FY22	Change
Net sales	$38.1	$34.1	$4.0
Gross profit	$5.3	$3.4	$1.9
Gross margin	13.8%	10.1%
Operating loss	$(0.1)	$(0.7)	$0.6
Operating margin	(0.1%)	(2.1%)
Net loss	$(0.2)	$(0.5)	$0.3
Diluted loss per share	$(0.02)	$(0.05)	$0.03
Adjusted net income (loss)*	$0.3	$(0.6)	$0.9
Adjusted diluted earnings (loss) per share	$0.03	$(0.06)	$0.09
Adjusted EBITDA*	$1.5	$0.1	$1.4
Adjusted EBITDA margin*	4.0%	0.2%

*

Graham believes that adjusted EBITDA (defined as consolidated net income (loss) before net interest expense, income taxes, depreciation, amortization, other acquisition related expenses (income), and other unusual/nonrecurring expenses), and adjusted EBITDA margin (adjusted EBITDA as a percentage of net sales), which are non-GAAP measures, help in the understanding of its operating performance. Moreover, Graham’s credit facility also contains ratios based on adjusted EBITDA as defined in the lending agreement. Graham also believes that adjusted diluted earnings (loss) per share, which excludes intangible amortization, other costs related to the acquisition, and other unusual/nonrecurring (income) expenses, provides a better representation of the cash earnings of the Company. See the attached tables and other information on pages 9 and 10 for important disclosures regarding Graham’s use of adjusted EBITDA, adjusted EBITDA margin and adjusted diluted earnings (loss) per share, as well as the reconciliation of net income (loss) to adjusted EBITDA and diluted earnings (loss) per share.

Mr. Thoren concluded, “Our results for the first half of fiscal 2023 were in-line with our expectations and give us confidence we will be able to achieve our full fiscal year guidance. Fiscal 2022 and year-to-date fiscal 2023 results were impacted by our larger, lower margin, first article U.S. Navy projects. We believe this negative impact will continue through the first quarter of 2024 when the last of these larger first article projects are expected to be completed. We expect the recently awarded repeat orders for the U.S. Navy will be at higher margins through improved pricing and better execution.” It is also important to note that the Company’s third quarter is typically impacted by lower labor hours due to the holidays.

Sales (see supplemental financial information for detail of sales by industry and region)

●	Sales growth year-over-year was driven by space revenue increasing $3.0 million, more than double the prior-year period.

●	Chemical/petrochemical and refining growth of $3.6 million was driven by aftermarket orders and helped offset the decline in defense sales due to project timing.

●	Other commercial markets sales of $5.6 million included sales related to new energy, which is primarily hydrogen and solar energy markets.

Profits and Margins

●

Gross profit and margin improved over the prior year period on a better mix of higher margin projects and better execution and pricing. The sequential decline in gross profit margin was a result of a higher mix of lower margin sales and was consistent with our expectations.

●

Selling, general and administrative (“SG&A”) expense, including intangible amortization, was $5.3 million, up 1.6% or $85,000. SG&A expense as a percentage of sales improved to 14% compared with 15% in the comparable period in fiscal 2022.

●

Increased sales, improved execution, and strong cost discipline resulted in reductions in operating and net loss to near breakeven and the improvement in adjusted EBITDA and adjusted diluted EPS. Results continue to reflect lower margin orders from the U.S. Navy received several years ago.

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Graham Corporation Reports Second Quarter Fiscal 2023 Sales Growth Of 12% And Record Backlog of $313 Million

November 7, 2022

CASH MANAGEMENT AND BALANCE SHEET

•

Capital expenditures in the quarter were $0.9 million. The Company has reduced its capital expenditure expectations for fiscal 2023 to be approximately $3 million to $4 million reflecting the timing of projects and cash management efforts.

•	Net debt (debt minus cash and cash equivalents) at quarter end was $5.0 million, up slightly from $4.2 million at the end of the trailing first quarter due to the timing of milestone payments.

Christopher J. Thome, Vice President-Finance and CFO, noted, “We have instituted strong cash management discipline throughout the organization. This includes actively managing working capital and operating expenses while increasing oversight of capital expenditures to ensure proper return on capital. Our cash management efforts align well with other business processes we are incorporating throughout Graham to elevate the engagement and awareness of our associates on their influence to our performance and opportunities as a growing enterprise.”

ORDERS AND BACKLOG (See supplemental information filed with the Securities and Exchange Commission on Form 8-K and provided on the Company’s website for a further breakdown of orders and backlog by industry. The information found on our website is not part of this release or any other report we file with, or furnish to, the Securities and Exchange Commission.)

($ in millions)

	Q1 22	Q2 22	Q3 22	Q4 22	FY22	Q1 23	Q2 23
Orders	$20.9	$31.4	$68.0	$23.7	$143.9	$40.3	$91.5
Backlog	$235.9	$233.2	$272.6	$256.5	$256.5	$260.7	$313.3

Orders for second quarter fiscal 2023 were up $60.1 million, or 192%, to $91.5 million. The book-to-bill ratio for the quarter was 2.4:1.

●	Strong defense industry orders of $69.6 million were driven by repeat orders for critical U.S. Navy programs.

●	Space orders grew 58% to $3.7 million and was driven by demand across multiple key space-industry companies.

●	Refining orders were $8.7 million, up 74% driven primarily by aftermarket demand, which the Company views as a leading indicator of future capital investments by customers in this market.

Of the $313 million in backlog, approximately 40% to 45% is expected to convert to sales over the next twelve months. Most of the backlog expected to convert beyond twelve months is for the defense industry, specifically the U.S. Navy.

Backlog by industry on September 30, 2022, was as follows:

●	79% for defense projects

●	9% for refinery projects

●	4% for chemical/petrochemical projects

●	4% for space projects

●	4% for other industrial applications

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Graham Corporation Reports Second Quarter Fiscal 2023 Sales Growth Of 12% And Record Backlog of $313 Million

November 7, 2022

FISCAL 2023 OUTLOOK

The Company reaffirmed its guidance for fiscal 2023 as follows:

Revenue	$135 million to $150 million

Gross margin	16% to 17%

SG&A expenses	15% to 16% of sales

Adjusted EBITDA(1)	$6.5 million to $9.5 million, or approximately 5% to 6% of sales

Effective tax rate	21% to 22%

(1) See “Forward-Looking Non-GAAP Measures” below for additional information about this non-GAAP measure.

WEBCAST AND CONFERENCE CALL

Graham’s management will host a conference call and live webcast today at 11:00 a.m. Eastern Time to review its financial condition and operating results for the second quarter of fiscal 2023, as well as its strategy and outlook. The review will be accompanied by a slide presentation, which will be made available immediately prior to the conference call on Graham’s website: https://ir.grahamcorp.com.

A question-and-answer session will follow the formal presentation. Graham’s conference call can be accessed by calling (201) 689-8560. Alternatively, the webcast can be monitored on Graham’s investor relations website.

A telephonic replay will be available from 1:00 p.m. ET today through Monday, November 14, 2022. To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13733207. A transcript of the call will be placed on Graham’s website, once available.

ABOUT GRAHAM CORPORATION

Graham is a global leader in the design and manufacture of mission critical fluid, power, heat transfer and vacuum technologies for the defense, space, energy, and process industries. The Graham Manufacturing and Barber-Nichols’ global brands are built upon world-renowned engineering expertise in vacuum and heat transfer, cryogenic pumps, and turbomachinery technologies, as well as its responsive and flexible service and the unsurpassed quality customers have come to expect from the Company’s products and systems.

Graham routinely posts news and other important information on its website, www.grahamcorp.com, where additional information on Graham Corporation and its businesses can be found.

Safe Harbor Regarding Forward Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as “expects,” “outlook,” “anticipates,” “believes,” “could,” “guidance,” “should”, “suggests,” ”may”, “will,” and other similar words. All statements addressing operating performance, events, or developments that Graham Corporation expects or anticipates will occur in the future, including but not limited to, profitability of future projects and the business, the development and impact of improved processes and cost controls, its ability to meet customers’ shipment and delivery expectations, the future impact of low margin defense projects and related cost overruns, expected expansion and growth opportunities within its domestic and international markets, anticipated sales, revenues, adjusted EBITDA, adjusted EBITDA margins, capital expenditures and SG&A expenses, the timing of conversion of backlog to sales, market presence, profit margins, tax rates, foreign sales operations, its ability to improve cost competitiveness and productivity, customer preferences, changes in market conditions in the industries in which it operates, the effect on its business of volatility in commodities prices, including, but not limited to, changes in general economic conditions and customer behavior, forecasts regarding the timing and scope of the economic recovery in its markets, its acquisition and growth strategy and its operations in China, India and other international locations, are forward-looking statements. Because they are forward-looking, they should be evaluated in light of important risk factors and uncertainties. These risk factors and uncertainties are more fully described in Graham Corporation’s most recent Annual Report filed with the Securities and Exchange Commission, included under the heading entitled “Risk Factors.”

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Graham Corporation Reports Second Quarter Fiscal 2023 Sales Growth Of 12% And Record Backlog of $313 Million

November 7, 2022

Should one or more of these risks or uncertainties materialize or should any of Graham Corporation’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Graham Corporation’s forward-looking statements. Except as required by law, Graham Corporation disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this news release.

Forward-Looking Non-GAAP Measures

Forward looking adjusted EBITDA and adjusted EBITDA margin are non-GAAP measures. The Company is unable to present a quantitative reconciliation of these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because such information is not available, and management cannot reliably predict the necessary components of such GAAP measures without unreasonable effort largely because forecasting or predicting our future operating results is subject to many factors out of our control or not readily predictable. In addition, the Company believes that such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on the Company’s fiscal 2023 financial results. These non-GAAP financial measures are preliminary estimates and are subject to risks and uncertainties, including, among others, changes in connection with purchase accounting, quarter-end, and year-end adjustments. Any variation between the Company’s actual results and preliminary financial estimates set forth above may be material.

For more information, contact:
Christopher J. Thome	Deborah K. Pawlowski
Vice President - Finance and CFO	Kei Advisors LLC
Phone: (585) 343-2216	Phone: (716) 843-3908
dpawlowski@keiadvisors.com
FINANCIAL TABLES FOLLOW.

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Graham Corporation Reports Second Quarter Fiscal 2023 Sales Growth Of 12% And Record Backlog of $313 Million

November 7, 2022

Graham Corporation

Consolidated Statements of Operations - Unaudited

(Amounts in thousands, except per share data)

	Three Months Ended September 30,			Six Months Ended September 30,
	2022	2021	% Change	2022	2021	% Change
Net sales	$38,143	$34,146	12%	$74,218	$54,303	37%
Cost of products sold	32,863	30,703	7%	62,194	49,946	25%

Gross profit	5,280	3,443	53%	12,024	4,357	176%
Gross margin	13.8%	10.1%		16.2%	8.0%
Other expenses and income:
Selling, general and administrative	5,059	4,973	2%	10,544	9,805	8%
Selling, general and administrative – amortization …	273	274	(0%)	547	365	NA
Other operating expense (income), net	—	(1,102)	NA	—	(1,102)	NA

Operating profit (loss)	(52)	(702)	NA	933	(4,711)	NA

Operating margin	(0.1%)	(2.1%)		1.3%	-8.7%
Other income, net	(62)	(145)	(57%)	(125)	(305)	(59%)
Interest income	(24)	(14)	71%	(32)	(31)	3%
Interest expense	270	129	109%	435	168	159%

Income (loss) before provision (benefit) for income taxes	(236)	(672)	NA	655	(4,543)	NA
Provision (benefit) for income taxes	(40)	(180)	NA	175	(925)	NA

Net income (loss)	$(196)	$(492)	NA	$480	$(3,618)	NA

Per share data:
Basic:
Net income (loss)	$(0.02)	$(0.05)	NA	$0.05	$(0.35)	NA

Diluted:
Net income (loss)	$(0.02)	$(0.05)	NA	$0.05	$(0.35)	NA

Weighted average common shares outstanding:
Basic	10,617	10,681		10,614	10,442
Diluted	10,617	10,681		10,618	10,442
Dividends declared per share	$—	$0.11		$—	$0.22

N/A: Not Applicable

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Graham Corporation Reports Second Quarter Fiscal 2023 Sales Growth Of 12% And Record Backlog of $313 Million

November 7, 2022

Graham Corporation

Consolidated Balance Sheets – Unaudited

(Amounts in thousands, except per share data)

	September 30, 2022	March 31, 2022
Assets
Current assets:
Cash and cash equivalents	$14,122	$14,741
Trade accounts receivable, net of allowances ($84 and $87 at September 30 and March 31, 2022, respectively)	27,109	27,645
Unbilled revenue	30,670	25,570
Inventories	19,848	17,414
Prepaid expenses and other current assets	2,235	1,391
Income taxes receivable	570	459

Total current assets	94,554	87,220
Property, plant and equipment, net	24,354	24,884
Prepaid pension asset	7,384	7,058
Operating lease assets	7,887	8,394
Goodwill	23,523	23,523
Customer relationships, net	11,013	11,308
Technology and technical know-how, net	9,427	9,679
Other intangible assets, net	8,300	8,990
Deferred income tax asset	2,288	2,441
Other assets	175	194

Total assets	$188,905	$183,691

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt obligations	$2,500	$—
Current portion of long-term debt	2,000	2,000
Current portion of finance lease obligations	23	23
Accounts payable	20,149	16,662
Accrued compensation	9,745	7,991
Accrued expenses and other current liabilities	4,781	6,047
Customer deposits	26,079	25,644
Operating lease liabilities	972	1,057
Income taxes payable	8	—

Total current liabilities	66,257	59,424
Long-term debt	14,625	16,378
Finance lease obligations	—	11
Operating lease liabilities	7,103	7,460
Deferred income tax liability	104	62
Accrued pension and postretirement benefit liabilities	1,663	1,666
Other long-term liabilities	2,187	2,196

Total liabilities	91,939	87,197

Stockholders’ equity:
Preferred stock, $1.00 par value, 500 shares authorized	—	—
Common stock, $0.10 par value, 25,500 shares authorized, 10,758 and 10,801 shares issued and 10,611 and 10,636 shares outstanding at September 30 and March 31, 2022, respectively	1,076	1,080
Capital in excess of par value	27,849	27,770
Retained earnings	77,556	77,076
Accumulated other comprehensive loss	(6,889)	(6,471)
Treasury stock (147 and 164 shares at September 30 and March 31, 2022, respectively)	(2,626)	(2,961)

Total stockholders’ equity	96,966	96,494

Total liabilities and stockholders’ equity	$188,905	$183,691

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Graham Corporation Reports Second Quarter Fiscal 2023 Sales Growth Of 12% And Record Backlog of $313 Million

November 7, 2022

Graham Corporation

Consolidated Statements of Cash Flows – Unaudited

(Amounts in thousands)

	Six Months Ended September 30,
	2022	2021
Operating activities:
Net income (loss)	$480	$(3,618)
Adjustments to reconcile net income (loss) to net cash used by operating activities:
Depreciation	1,724	1,399
Amortization	1,238	1,009
Amortization of actuarial losses	336	455
Amortization of debt issuance costs	93	—
Equity-based compensation expense	312	330
Gain on disposal or sale of property, plant and equipment	—	13
Change in fair value of contingent consideration	—	(1,900)
Deferred income taxes	174	693
(Increase) decrease in operating assets:
Accounts receivable	38	(2,289)
Unbilled revenue	(5,283)	(1,944)
Inventories	(2,560)	3,278
Prepaid expenses and other current and non-current assets	(782)	(1,233)
Income taxes receivable	(136)	(2,894)
Operating lease assets	901	432
Prepaid pension asset	(325)	(603)
Increase (decrease) in operating liabilities:
Accounts payable	3,730	(4,477)
Accrued compensation, accrued expenses and other current and non-current liabilities	553	779
Customer deposits	544	1,835
Operating lease liabilities	(840)	(387)
Long-term portion of accrued compensation, accrued pension liability and accrued postretirement benefits	(595)	420

Net cash used by operating activities	(398)	(8,702)

Investing activities:
Purchase of property, plant and equipment	(1,176)	(1,227)
Redemption of investments at maturity	—	5,500
Acquisition of Barber-Nichols, LLC	—	(59,563)

Net cash used by investing activities	(1,176)	(55,290)

Financing activities:
Borrowings of short-term debt obligations	5,000	4,000
Principal repayments on debt	(3,511)	(510)
Proceeds from the issuance of debt	—	20,000
Repayments on lease financing obligations	(136)	(91)
Payment of debt issuance costs	(122)	(150)
Dividends paid	—	(2,353)
Purchase of treasury stock	(22)	(41)

Net cash provided by financing activities	1,209	20,855

Effect of exchange rate changes on cash	(254)	68

Net decrease in cash and cash equivalents	(619)	(43,069)
Cash and cash equivalents at beginning of period	14,741	59,532

Cash and cash equivalents at end of period	$14,122	$16,463

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Graham Corporation Reports Second Quarter Fiscal 2023 Sales Growth Of 12% And Record Backlog of $313 Million

November 7, 2022

Graham Corporation

Adjusted EBITDA Reconciliation - Unaudited

($ in thousands)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(196)	$(492)	$480	$(3,618)
Acquisition related inventory step-up expense	—	41	—	41
Acquisition & integration costs	—	93	54	262
Change in fair value of contingent consideration	—	(1,900)	—	(1,900)
CEO and CFO transition costs	—	798	—	798
Debt amendment costs	41	—	194	—
Net interest expense	246	115	403	137
Income taxes	(40)	(180)	175	(925)
Depreciation & amortization	1,487	1,588	2,962	2,408

Adjusted EBITDA	$1,538	$63	$4,268	$(2,797)

Adjusted EBITDA margin %	4.0%	0.2%	5.8%	-5.2%

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) per Share

Reconciliation - Unaudited

($ in thousands, except per share amounts)

	Three Months Ended September 30,		Six Months Ended September 30,
	2022	2021	2022	2021
Net income (loss)	$(196)	$(492)	$480	$(3,618)
Acquisition related inventory step-up expense	—	41	—	41
Acquisition & integration costs	—	93	54	262
Amortization of intangible assets	619	784	1,238	1,009
Change in fair value of contingent consideration	—	(1,900)	—	(1,900)
CEO and CFO transition costs	—	798	—	798
Debt amendment costs	41	—	194	—
Normalize tax rate(1)	(139)	37	(312)	(42)

Adjusted net income (loss)	$325	$(639)	$1,654	$(3,450)

Adjusted diluted earnings (loss) per share	$0.03	$(0.06)	$0.16	$(0.33)

(1)	Applies a normalized tax rate to non-GAAP adjustments, which are pre-tax, based upon the full year expected effective tax rate.

Non-GAAP Financial Measures Adjusted EBITDA is defined as consolidated net income (loss) before net interest expense, income taxes, depreciation, amortization, other acquisition related expenses, and other unusual/nonrecurring expenses. Adjusted EBITDA margin is defined as Adjusted EBITDA as a percentage of sales. Adjusted EBITDA and Adjusted EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP. Nevertheless, Graham believes that providing non-GAAP information, such as Adjusted EBITDA and Adjusted EBITDA margin, is important for investors and other readers of Graham’s financial statements, as it is used as an analytical indicator by Graham’s management to better understand operating performance. Moreover, Graham’s credit facility also

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Graham Corporation Reports Second Quarter Fiscal 2023 Sales Growth Of 12% And Record Backlog of $313 Million

November 7, 2022

contains ratios based on EBITDA. Because Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, Adjusted EBITDA and Adjusted EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.

Adjusted net income (loss) and adjusted diluted earnings (loss) per share are defined as net income (loss) and diluted earnings (loss) per share as reported, adjusted for certain items and at a normalized tax rate. Adjusted net income (loss) and adjusted diluted earnings (loss) per share are not measures determined in accordance with GAAP, and may not be comparable to the measures as used by other companies. Nevertheless, Graham believes that providing non-GAAP information, such as adjusted net income and adjusted diluted earnings (loss) per share, is important for investors and other readers of the Company’s financial statements and assists in understanding the comparison of the current quarter’s and current fiscal year’s net income (loss) and diluted earnings (loss) per share to the historical periods’ net income (loss) and diluted earnings (loss) per share. Graham also believes that adjusted earnings (loss) per share, which adds back intangible amortization expense related to acquisitions, provides a better representation of the cash earnings of the Company.

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